UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2007

DCP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

DELAWARE	001-32678	03-0567133
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

370 17th Street, Suite 2775
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 633-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement.

On August 29, 2007, DCP Midstream Partners, LP (the “Partnership”) completed its previously announced acquisition of certain subsidiaries of Momentum Energy Group Inc. (“MEG”) from DCP Midstream, LLC (“DCP LLC”) and its wholly owned subsidiary, Gas Supply Resources Holdings, Inc. (“Holdings”). DCP LLC currently directly or indirectly owns (i) approximately 34.4% of the outstanding limited partner units of the Partnership, (ii) 100% of DCP Midstream GP, LLC, the general partner of the Partnership’s general partner (the “General Partner”), and (iii) 100% of Holdings. The transaction was completed in accordance with the Contribution and Sale Agreement (the “Contribution Agreement”) that the Partnership entered into with DCP LLC and Holdings, to acquire certain subsidiaries of MEG from DCP LLC and Holdings for $165.0 million, subject to closing adjustments (the “MEG Drop Down Transaction”), following DCP LLC’s acquisition of MEG for $635.0 million, subject to closing adjustments. The description of the Contribution Agreement contained in the Form 8-K filed on May 25, 2007, is incorporated herein by reference and the Contribution Agreement filed in such Form 8-K as Exhibit 10.1 is incorporated herein by reference.

In addition, on August 29, 2007 the Partnership completed its previously announced private placement (the “Private Placement”) of 2,380,952 common units representing limited partner interests in the Partnership (“Common Units”) in connection with the MEG Drop Down Transaction. The Private Placement was completed pursuant to a Common Unit Purchase Agreement (the “Purchase Agreement”) with certain prior owners of MEG or affiliates of such owners. Each of the purchasers in the Private Placement was an accredited investor. The description of the Purchase Agreement contained in the Form 8-K filed on May 25, 2007, is incorporated herein by reference and the Purchase Agreement filed in such Form 8-K as Exhibit 10.2 is incorporated herein by reference.

In connection with the MEG Drop Down Transaction, the Partnership and wholly-owned subsidiaries of the Partnership, entered into the following material definitive agreements.

Omnibus Agreement Amendment

On August 29, 2007, in connection with the MEG Drop Down Transaction, the Partnership, DCP LLC, the General Partner, DCP Midstream GP, LP, and DCP Midstream Operating, LP, amended the Omnibus Agreement between the parties by entering into the Sixth Amendment to Omnibus Agreement (the “Sixth Amendment”). The Sixth Amendment increases the annual fee the Partnership pays to DCP LLC by $1.57 million for incremental general and administrative services DCP LLC will provide to the Partnership as a result of the MEG Drop Down Transaction.

The Sixth Amendment is attached as Exhibit 10.1 to this report and is incorporated by reference into this report in its entirety.

Registration Rights Agreement

On August 29, 2007, in connection with the execution of the Purchase Agreement, the Partnership and certain prior owners of MEG or affiliates of such owners (the “Purchasers”), entered into a Registration Rights Agreement dated August 29, 2007, whereby the Partnership agreed to file a shelf registration statement with the Securities and Exchange Commission covering the Common Units. The Registration Rights Agreement requires the Partnership to file a shelf registration statement with the Securities and Exchange Commission (“SEC”) to register the units within 90 days of the close of the Private Placement. In, addition the Registration Rights Agreement requires the Partnership to use its commercially reasonable efforts to cause the registration statement to become effective within 180 days of the closing of the Private Placement. If the registration statement covering the Common Units is not declared effective by the SEC within 180 days of the closing of the Private Placement, then the Partnership will be liable to the Purchasers for liquidated damages of 0.25% of the product of the purchase price times the number of registrable securities held by the Purchasers per 30-day period for the first 60 days following the 180th day, increasing by an additional 0.25% of the product of the purchase price times the number of registrable securities held by the Purchasers per 30-day period for each subsequent 60 days, up to a maximum of 1.00% of the product of the purchase price times the number of registrable securities held by the Purchasers per 30-day period. In addition, the Registration Rights Agreement gives the Purchasers piggyback registration rights with other shelf registration statements under certain circumstances.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Registration Rights Agreement, which is attached to this Current Report on Form 8-K as exhibit 10.2.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 29, 2007, the Partnership completed the MEG Drop Down Transaction and the Private Placement described in Item 1.01 of this report which are incorporated by reference into this item in their entirety. The total purchase price paid by the Partnership was approximately $165.0 million, subject to closing adjustments. The Partnership financed the acquisition with a combination of equity, debt and cash on hand.

In the MEG Drop Down Transaction, the Partnership purchased the Piceance Basin and Powder River Basin assets of MEG from DCP LLC. The Piceance Basin assets consist of a 70 percent operating interest in the 31-mile Collbran Valley Gas Gathering system joint venture, which gathers and processes natural gas from over 20,000 dedicated acres in western Colorado. The other partners in the joint venture, Plains Exploration and Delta Petroleum, are also the producers on the system. The Powder River Basin assets include the 1,324-mile Douglas gas gathering system, which gathers approximately 30 MMcfd of gas and covers more than 4,000 square miles in Wyoming. Also included in the transaction is the idle Painter Unit fractionator and Millis terminal, and associated NGL pipelines currently leased to a third party in southwest Wyoming. DCP LLC will manage and operate these assets on the Partnership's behalf.

DCP LLC currently directly or indirectly owns (i) approximately 34.4% of the outstanding limited partner units of the Partnership, (ii) 100% of  the General Partner, and (iii) 100% of Holdings. Accordingly, the conflicts committee of the General Partner’s Board of Directors recommended approval of the MEG Drop Down Transaction, including the Sixth Amendment, as described in Item 1.01 of this report. The conflicts committee, a committee of independent members of the General Partner’s Board of Directors, retained independent legal and financial advisors to assist it in evaluating the MEG Drop Down Transaction. In recommending approval of the MEG Drop Down Transaction, the conflicts committee based its decision in part on an opinion from the independent financial advisor that the consideration to be paid by the Partnership is fair, from a financial point of view, to the Partnership and its unitholders.

Item 2.03 Creation of a Direct Financial Obligation.

On August 29, 2007, in connection with the MEG Drop Down Transaction described in Item 1.01 of this report, which is incorporated by reference into this item in its entirety, the Partnership borrowed $100.0 million under the term loan portion of its existing $850 million credit facility (the “Credit Facility”). The Credit Facility, described in a Form 8-K filed June 27, 2007 and attached as Exhibit 10.1 thereto, is incorporated herein by reference. In addition, the Partnership borrowed $20.0 million under the revolving portion of the Credit Facility. The Private Placement proceeds of $100.0 million were used to purchase high-grade securities as collateral to secure the borrowing under the term loan portion of the Credit Facility. Following the MEG Drop Down Transaction, the Partnership has $100.0 million outstanding on the term loan portion of the Credit Facility and $530.0 million outstanding on the revolving portion of the Credit Facility.

Item 3.02 Unregistered Sales of Equity Securities.

On August 29, 2007, the Partnership issued approximately $12.0 million of the MEG Drop Down Transaction consideration to Holdings in the form of 275,735 common units representing limited partner interests in the Partnership. The private placement of these common units with Holdings pursuant to the Contribution Agreement was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

On August 29, 2007, the Partnership issued 2,380,952 common units representing limited partner interests in the Partnership in the Private Placement described in Item 1.01 of this report which is incorporated into this item in its entirety. The negotiated purchase price for the Common Units in the Purchase Agreement was $42.00 per unit, or approximately $100.0 million in the aggregate. The private placement of Common Units pursuant to the Purchase Agreement was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof as well as Regulation D thereunder. The Partnership used the net proceeds from the Private Placement to fund a portion of the Partnership’s acquisition of the interest in the MEG Drop Down Transaction. The description of the Purchase Agreement contained in the Form 8-K filed on May 25, 2007 is incorporated herein by reference and the Purchase Agreement filed in such Form 8-K as Exhibit 10.2 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 29, 2007, the Partnership and DCP LLC issued a joint press release announcing the close of the MEG Drop Down Transaction. A copy of the press release is being furnished and is attached as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference.

On August 29, 2007, the Partnership announced the close of the Private Placement. A copy of the press release is being furnished and is attached as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the press releases shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, the required financial information with respect to contribution of the assets in the MEG Drop Down Transaction will be provided within 71 calendar days of September 5, 2007.

(b)	Pro forma financial information.

In accordance with Item 9.01(b)(2) of Form 8-K, the required pro forma financial information with respect to the contribution of the assets in the MEG Drop Down Transaction will be provided within 71 calendar days of September 5, 2007.

(c)	Not applicable.

(d)	Exhibits.
Exhibit Number	Description

Exhibit 10.1	Sixth Amendment to Omnibus Agreement, dated August 29, 2007, among DCP Midstream, LLC, DCP Midstream Partners, LP, DCP Midstream GP, LP, DCP Midstream GP, LLC and DCP Midstream Operating, LP

Exhibit 10.2	Registration Rights Agreement, dated August 29, 2007, among DCP Midstream Partners, LP and certain purchasers named therein

Exhibit 99.1	Press Release dated August 29, 2007

Exhibit 99.2	Press Release dated August 29, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP its General Partner

By:	DCP MIDSTREAM GP, LLC its General Partner

By:	/s/ Michael S. Richards
Name: Michael S. Richards
Title: Vice President, General Counsel and Secretary

September 5, 2007

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Sixth Amendment to Omnibus Agreement, dated August 29, 2007, among DCP Midstream, LLC, DCP Midstream Partners, LP, DCP Midstream GP, LP, DCP Midstream GP, LLC and DCP Midstream Operating, LP

Exhibit 10.2	Registration Rights Agreement, dated August 29, 2007, among DCP Midstream Partners, LP and certain purchasers named therein

Exhibit 99.1	Press Release dated August 29, 2007

Exhibit 99.2	Press Release dated August 29, 2007